UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

                Pursuant to its rights under Section 2.6 of the Agreement and Plan of Merger, dated as of June 5, 2005, by and between Washington Mutual, Inc. ("Washington Mutual") and Providian Financial Corporation ("Providian"), Washington Mutual has elected to modify the structure of the merger such that Providian will merge with and into a wholly owned subsidiary of Washington Mutual rather than directly into Washington Mutual.   This change in structure does not affect in any way the amount or kind of the merger consideration payable to Providian stockholders upon consummation of the merger, change the tax consequences to Providian stockholders as a result of receiving the merger consideration or affect the timing of the anticipated closing, which, as previously announced, Washington Mutual and Providian expect to occur on October 1, 2005.  This change in structure also does not affect the merger of Providian's wholly-owned depository institution subsidiary, Providian National Bank, into Washington Mutual's wholly-owned depository institution subsidiary, Washington Mutual Bank, which will be consummated concurrently with the consummation of the merger, or Washington Mutual's previously announced intention to run the Providian business as a separate credit card business line.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2005	WASHINGTON MUTUAL, INC.
By: /s/ Fay L. Chapman Name: Fay L. Chapman Title: Senior Executive Vice President